 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Two Landmark Square, Suite 300 Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 21, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of The Lovesac Company (the “Company”) approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending January 29, 2023. The change will be effective upon execution of an engagement letter. In connection with the selection of Deloitte, the Audit Committee dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm on July 21, 2022.

During the fiscal years ended January 30, 2022 and January 31, 2021, and the subsequent interim periods through July 21, 2022, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in their reports, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Marcum advised the Company that the following material weakness existed as of January 30, 2022: the Company did not establish an effective control environment due to the ineffective design and implementation of information technology and related activity level controls covering all significant accounts; and the ineffectiveness was due, in part, to inadequate information technology general controls ("ITGC") relating to certain information technology systems and affected, among other things, the integrity of the data used to support the related activity level controls.

The audit reports of Marcum on the Company’s consolidated financial statements as of and for the fiscal years ended January 30, 2022 and January 31, 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Marcum on the effectiveness of internal control over financial reporting as of January 30, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that Marcum’s report as of January 30, 2022, indicates that the Company did not maintain effective internal control over financial reporting as of January 30, 2022 because of the effect of the material weaknesses on the achievement of the objectives of the ITGC criteria, as further described above.

The Audit Committee discussed the material weakness with Marcum. The Company has authorized Marcum to respond fully to inquiries of Deloitte concerning the material weakness.

The Company has provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”), and has requested Marcum to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and if not, stating the reasons for their disagreement. A copy of Marcum’s letter dated July 22, 2022 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended January 30, 2022 and January 31, 2021, and the subsequent interim periods through July 21, 2022, neither the Company nor anyone on its behalf has consulted Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated July 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2022

THE LOVESAC COMPANY

	By:	/s/ Donna Dellomo
	Name:	Donna Dellomo
	Title:	Executive Vice President and Chief Financial Officer